UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 22, 2010

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 22, 2010 the Audit Committee of the Board of Directors of Inuvo, Inc. determined that our consolidated balance sheet at December 31, 2007, and our consolidated statement of operations and consolidated statement of stockholders’ equity for the year ended December 31, 2007 could no longer be relied upon.  The consolidated balance sheet at December 31, 2007 and the consolidated statement of operations and the consolidated statement of stockholders’ equity for the year ended December 31, 2007 as filed with our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, contained an error related to allowance for doubtful accounts and bad debt expense during the year then ended.  We have determined that our allowance for doubtful accounts was underestimated by approximately $1.2 million at December 31, 2007.  As a result of this error in 2007 which impacts the beginning balances on certain of our 2008 financial statements, on March 22, 2010 the Audit Committee of our Board of Directors also determined that our consolidated balance sheet at December 31, 2008 and our consolidated statement of stockholders’ equity and comprehensive loss which also appeared in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, could no longer be relied upon.  Accordingly, our consolidated balance sheet at December 31, 2008 and our consolidated statement of stockholders’ equity and comprehensive loss for the year ended December 31, 2008 have been restated to correct the 2007 accounting error related to our allowance for doubtful accounts and will be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

The effect of correcting this accounting error on our consolidated balance sheet at December 31, 2007 and our consolidated statement of operations for the year ended December 31, 2007 are shown in the table below.  The effect on our statement of stockholders’ equity for the year ended December 31, 2007 is reflected in the changes to the balance sheet at December 31, 2007.  This error had no net effect on our consolidated statement of cash flows for the year ended December 31, 2007.

	December 31, 2007
	As filed	Adjustment to Restate	Restated
Consolidated Balance Sheet Data
Assets
Accounts receivable	$8,302,782	$(1,178,486)	$7,124,296
Total current assets	$19,740,303	$(1,178,486)	$18,561,817
Total assets	$121,125,513	$(1,178,486)	$119,947,027

Stockholders’ equity
Accumulated deficit	$(11,245,536)	$(1,178,486)	$(12,424,022)
Total stockholders’ equity	$95,644,986	$(1,178,486)	$94,466,500
Total liabilities and stockholders’ equity	$121,125,513	$(1,178,486)	$119,947,027

Consolidated Statement of Operations Data
Operating expenses
Selling, general and administrative	$18,626,506	$1,178,486	$19,804,992
Net loss from continuing operations before income taxes	$(4,526,882)	$(1,178,486)	$(5,705,368)
Net loss from continuing operations	$(3,123,549)	$(1,178,486)	$(4,302,035)
Net Loss	$(1,107,825)	$(1,178,486)	$(2,286,311)
Per Common Share Data
Basic and Diluted
Net Loss From Continuing Operations	$(0.05)	$(0.01)	$(0.06)
Net Loss	$(0.02)	$(0.01)	$(0.03)

The effect of correcting this 2007 accounting error on our consolidated balance sheet at December 31, 2008 is shown in the table below.    The effect on our statement of stockholders’ equity for the year ended December 31, 2008 is reflected in the changes to the balance sheet at December 31, 2008.  This 2007 accounting error had no effect on our consolidated statements of operations or our consolidated statement of cash flows for the year ended December 31, 2008.

Consolidated Balance Sheet Data	December 31, 2008
	As filed	Adjustment to Restate	Restated
Assets
Accounts receivable, net of allowance	$8,429,258	$(1,178,486)	$7,250,772
Total current assets	$12,700,774	$(1,178,486)	$11,522,288
Total assets	$29,219,808	$(1,178,486)	$28,041,322

Stockholders’ equity
Accumulated deficit	$(94,095,817)	$(1,178,486)	$(95,274,303)
Total stockholders’ equity	$9,566,981	$(1,178,486)	$8,388,495
Total liabilities and stockholders’ equity	$29,219,808	$(1,178,486)	$28,041,322

The Audit Committee of our Board of Directors has discussed the matters disclosed in this filing with Kirkland Russ Murphy & Tapp, P.A., our current independent registered public accounting firm which is also reauditing our 2008 financial statements, as well as informing Blackman Kallick LLP, the independent registered public accounting firm that issued the audit report on our 2007 financial statements, and informing Grant Thornton LLP, the independent registered public accounting firm that issued the audit report on our 2008 financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date March 23, 2010	By:	/s/ Gail L. Babitt
Gail L. Babitt
Chief Financial Officer